Exhibit 99.1

FIEE Announces Fiscal 2025 Third Quarter Unaudited Financial Results

First Nine Months Revenue Increased Significantly by over 210% YoY

Dual growth engine from MCN Digital Services and Customized Software R&D Services

Hong Kong, 12 November 2025 -- FiEE, Inc. (NASDAQ:FIEE) (“FiEE” or the “Company”), a technology company integrating IoT, connectivity and AI to redefine brand management solutions in the digital era, today announced its unaudited financial results for the third quarter ended September 30, 2025.

Operational and Financial Highlights for the Three and Nine Months Ended September 30, 2025

●	Net sales for the three months ended September 30, 2025 were $1,939,542, a significant increase from $44,993 for the three months ended June 30, 2025. Net sales for the nine months ended September 30, 2025 were $1,984,660, representing a 210% increase year-over-year. The increase in net sales primarily reflects the Company’s successful transition from legacy hardware operations to software-as-a-service (“SaaS”) solutions with a new business focus on integrating artificial intelligence and big data into content creation and brand management. The increase in net sales is also driven by the newly introduced customized software R&D services which began in July 2025.

●	As of September 30, 2025, the Company onboarded 528 customers for our SaaS service, compared to 245 customers as of June 30, 2025. Prepaid subscription fees for our SaaS service were $4.24 million for the nine months ended September 30, 2025, compared to $1.5 million for the six months ended June 30, 2025, demonstrating the early traction of our SaaS offerings.

●	Gross profit for the nine months ended September 30, 2025 was $1,648,241, a significant increase from $207,259 for the nine months ended September 30, 2024. Gross margin also improved significantly to 83% for the nine months ended September 30, 2025, compared to 32.4% for the same period in 2024. This further reflects the Company’s successful pivot to SaaS solutions.

●	Net Loss for the three months ended September 30, 2025 was $252,985, a significant decrease from the net loss of $625,067 for the three months ended September 30, 2024. For the nine months ended September 30, 2025, net loss was reduced by around 71% year-over-year to $1,266,575. The significant narrowing of our net loss highlights the effectiveness of our strategic pivot.

●	Net cash provided by operating activities reached $2,478,829 during the nine months ended September 30, 2025.

Rafael Li, Chief Executive Officer of FiEE, commented, “We are pleased to report strong third-quarter results that mark a significant milestone in our strategic transformation. In the third quarter, our net sales increased by 210% year over year, validating our strategic pivot to SaaS solutions. Our progress is fueled by our dual growth engine strategy, with our customized software R&D services already securing $480 thousand in contracts, while we continue to onboard new customers for our MCN digital services. We believe these two complementary business segments provide us with diversified revenue streams and sustainable growth prospects. Building on this momentum, we expect to continue to invest in R&D to enhance our customer experience and deliver brand values across the digital content space.”

Mr. Li further mentioned, “Another highlight was our successful participation in the Osaka World Expo during the third quarter, where we attracted many international visitors and engaged with top global innovators. Moving forward, we plan to remain focused on expanding our international presence and delivering our products to a worldwide community of key opinion leaders.”

Financial Results for the Nine Months Ended September 30, 2025

Net Sales were $1,984,660, compared to $639,893 in the same period of fiscal year 2024.

		Nine Months Ended		%
		September 30 2025	September 30 2024	change
Net Sales		$	$	YoY
Product sales
●	Cable modems & gateways	-	638,804	(100)%
●	Other network products	-	1,089	(100)%
●	SaaS – MCN digital services	1,797,314	-	100%
●	Software services	187,346	-	100%
Total		1,984,660	639,893	210%

Gross profit was $1,648,241, compared to $207,259 in the same period of 2024.

Gross margin was 83.0%, compared to 32.4% in the same period of 2024.

Operating expenses were $2,756,879, representing a decrease of 39.9% from $4,590,491 in the same period of 2024.

●	Selling and marketing expenses were $49,160 representing a decrease of 26% from $66,171 in the same period of 2024. The decrease was primarily due to (i) reduction in sales support costs in 2024 and (ii) lower operational scale during the initial phases of business development in 2025. For the remainder of fiscal year 2025, we expect our selling and marketing expenses to fluctuate depending on sales levels achieved as certain expenses, such as commissions, and are determined based upon the net sales achieved.

●	General and administrative expenses were $2,660,300, representing a increase of 20.4% from $2,210,097 in the same period of 2024. The increase remains within the projected budget for market-entry initiatives.

●	Research and development expenses were $47,419, representing an decrease of 58.1% from $113,294 in the same period of 2024. The research and development expenses incurred in 2025 were primarily used for software subscriptions and support costs.

Operating loss was $1,108,638, representing a reduction of loss by 74.7% comparing with the same period of 2024.

Net loss was $1,266,575, representing a reduction of loss by 71.0% comparing with the same period of 2024.

Diluted net loss per share was $0.25, representing a reduction of loss by 83.0% comparing with the same period of 2024.

Total cash and cash equivalents were $5,905,372, compared to $30,162 as of December 31, 2024.

About FiEE, Inc.

FiEE, Inc. (NASDAQ:FIEE), formerly Minim, Inc., was founded in 1977. It has a historical track record of delivering comprehensive WiFi/Software as a Service platform in the market. After years of development, it made the strategic decision to transition to a Software First Model in 2024 to expand its technology portfolio and revenue streams. In 2025, FiEE, Inc. rebranded itself as a technology company leveraging its expertise in IoT, connectivity, and AI to explore new business prospects and extend its global footprint.

FiEE, Inc.’s services are structured into four key categories: Cloud-Managed Connectivity (WiFi) Platform, IoT Hardware Sales & Licensing, SAAS Solutions, and Professional To-C and To-B Services & Support. Notably, FiEE, Inc. has introduced its innovative Software as a Service solutions, which integrate its AI and data analytics capabilities into content creation and brand management. This initiative has led to the nurturing of a robust pool of KOLs on major social media platforms worldwide, assisting them in developing, managing, and optimizing their digital presence across global platforms. FiEE, Inc.’s services include customized graphics and posts, short videos, and editorial calendars tailored to align with brand objectives.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to (i) the future financial position and results of operations of the Company, (ii) our ability to successfully implement our strategic business transformation and (iii) our long-term growth objectives and opportunities.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

For investor and media inquiries, please contact:

Email: fiee@dlkadvisory.com

(financial tables follow)

FIEE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

BALANCE SHEETS

	September 30, 2025 (Unaudited)	December 31, 2024
	$	$
ASSETS
Current assets
Cash and cash equivalents	5,905,372	30,162
Accounts receivable	187,347	-
Other receivable	430,822	-
Prepaid expenses and other current assets	205,937	134,757
Total current assets	6,729,478	164,919
Property, equipment and software, net	322,803	119,871
Operating lease right-of-use assets, net	44,811	-
Intangible assets	1,171,093	-
Deferred offering costs	150,000	-
Other assets	89,725	22,245
Total assets	8,507,910	307,035

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	146,946	143,414
Contract liabilities	2,460,483	-
Other payables	785,457	-
Accrued expenses and other current liabilities	855,348	293,613
Convertible note payable to related party	308,671	-
Current maturities of operating lease liabilities	44,193	-
Total current liabilities	4,601,098	437,027
Total liabilities	4,601,098	437,027

Stockholders’ equity (deficit)
Preferred stock	1,639,779	1,639,779
Common stock	62,960	37,138
Additional paid-in capital	100,161,708	94,886,147
Accumulated deficit	(97,960,588)	(96,694,013)
Accumulated other comprehensive income	2,953	957
Total stockholders’ equity (deficit)	3,906,812	(129,992)
Total liabilities and stockholders’ equity (deficit)	8,507,910	307,035

FIEE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS SHEETS

	Nine Months ended
	September 30, 2025 (Unaudited)	September 30, 2024
	$	$
Net sales	1,984,660	639,893
Cost of sales	336,419	432,634
Gross profit	1,648,241	207,259
Operating expenses:
Selling and marketing	49,160	66,171
General and administrative	2,660,300	2,210,097
Research and development	47,419	113,294
Vendor liability forgiveness, net of asset transfers	-	2,200,929
Total operating expenses	2,756,879	4,590,491
Operating loss	(1,108,638)	(4,383,232)

Other income (expense):
Interest income (expense), net	(8,673)	82
Foreign currency exchange loss	(9,079)	-
Total other income (expense)	(17,752)	82
Loss before income taxes	(1,126,390)	(4,383,150)
Income tax expense(benefit)	140,185	(11,216)
Net loss	(1,266,575)	(4,371,934)

Net loss per share:
Basic and diluted	(0.25)	(1.47)

Basic and diluted weighted average common and common equivalent shares	5,037,981	2,972,118

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